                                         SOUTHERN CALIFORNIA EDISON COMPANY

                                                 OFFER TO EXCHANGE
                                                        Its
                           First and Refunding Mortgage Bonds, 8% Series 2003B, Due 2007
                             Which Have Been Registered Under the Securities Act of 1933
                                         for Any and All of Its Outstanding
                           First and Refunding Mortgage Bonds, 8% Series 2003A, Due 2007

Instructions from Beneficial Owner

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of
Transmittal in connection with the offer by the Company to exchange Exchange Bonds for Original Bonds.

     This will instruct you to tender the principal amount of Original Bonds indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned represents that (i) the Exchange Bonds acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company and (iv) the undersigned is not acting on behalf of any person or entity that could not truthfully make these statements.  If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the
Prospectus in connection with any resale of the Exchange Notes.

                                                                                    Sign Here

                                                                      _________________________________________
                                                                                  Signatures(s)

Securities which are to be tendered:

Tender all of the Original Bonds

     Aggregate Principal Amount*

     /_/ Original Bonds ____________

____________________________________________________
              Name(s) (Please Print)

____________________________________________________
                     Address

____________________________________________________
                     Zip Code

____________________________________________________
           Area Code and Telephone No.

Dated:__________________, 2003

____________________

*  Unless otherwise indicated, it will be assumed that all of the Original Bonds listed are to be tendered.